EXHIBIT 99.2
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                                                                          Page 2


                          NOTICE TO INTERESTED PARTIES
                          ----------------------------

1.   Notice  To:  ALL  EMPLOYEES  OF AGWAY,  INC.  AND ALL FORMER EMPLOYEES  AND
                  BENEFICIARIES OF DECEASED FORMER EMPLOYEES CURRENTLY RECEIVING BENEFITS UNDER THE EMPLOYEES' RETIREMENT PLAN OF AGWAY, INC.

An application is to be made to the Internal Revenue Service for a determination on the qualification of the following employee pension plan:

2.       Name of plan: Employees' Retirement Plan of Agway, Inc.

3.       Plan number: 004

4.       Name and address of applicant:  Agway, Inc.
                                         333 Butternut Drive
                                         DeWitt, NY 13214

5.       Applicant EIN: 15-0277720

6.       Name and address of
           plan administrator:  Employee Benefit Plans Administration Committee
                                Agway, Inc.
                                333 Butternut Drive
                                DeWitt, NY  13214

7. The application will be filed on March 22, 2004 for a determination as to whether the plan meets the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended, with respect to the plan's amendment and termination. The application will be filed with:

                               EP Determinations
                            Internal Revenue Service
                                  P.O. Box 192
                            Covington, KY 41012-0192

8. Employees eligible to participate under the plan are any common law employee of Agway or an Agway subsidiary that participates in the Plan except for the following: any independent contractor or other non-employee classification, any leased employee, or any non-resident alien who receives no earned income, any collectively bargained employees (unless the applicable bargaining agreement provides otherwise), or any employee covered under another separate tax qualified retirement plan maintained solely for the benefit of employees employed at a specified division, operation or subsidiary of Agway or a subsidiary.

9. The Internal Revenue Service has previously issued a determination letter with respect to the qualification of this plan.

                          RIGHTS OF INTERESTED PARTIES

10. You have the right to submit to EP Determinations, at the above address, either individually or jointly with other interested parties,
         your  comments  as  to  whether  this  plan  meets  the   qualification
         requirements of the Internal Revenue Code.
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         You may instead, individually or jointly with other interested parties, request the Department of Labor to submit on your behalf comments to EP Determinations regarding qualification of the plan. If the Department declines to comment on all or some of the matters you raise, you may, individually or jointly if your request was made to the Department
         jointly,   submit  your  comments  on  these  matters  directly  to  EP
         Determinations.

                REQUESTS FOR COMMENTS BY THE DEPARTMENT OF LABOR

11. The Department of Labor may not comment on behalf of interested parties unless requested to do so by the lesser of 10 employees or 10 percent of the employees who qualify as interested parties. The number of persons needed for the Department to comment with respect to this plan is 10. If you request the Department to comment, your request must be in writing, must specify the matters upon which comments are requested, and must include:

         (1)  the information contained in Items 2 through 5 of this Notice; and

         (2)  the number of persons needed for the Department to comment.

         A request to the Department to comment should be addressed as follows:

         Deputy Assistant Secretary,
         Employee Benefits Security Administration
         ATTN:  3001 Comment Request
         US Department of Labor
         200 Constitution Avenue, NW
         Washington, DC  20210

                    COMMENTS TO THE INTERNAL REVENUE SERVICE

12. Comments submitted by you to EP Determinations must be in writing and received by them by May 6, 2004. However, if there are matters that you request the Department of Labor to comment upon on your behalf and the Department declines, you may submit comments on these matters to EP Determinations to be received by them within 15 days from the time the Department notifies you that it will not comment on a particular matter, or by May 6, 2004, whichever is later, but not later than May 21, 2004. A request to the Department to comment on your behalf must be received by it by April 6, 2004 if you wish to preserve your right to comment on a matter upon which the Department declines to comment, or by April 16, 2004 if you wish to waive that right.

                             ADDITIONAL INFORMATION

13. Detailed instructions regarding the requirements for notification of interested parties may be found in Sections 17 and 18 of Revenue Procedure 2004-6. Additional information concerning this application (including, where applicable, an updated copy of the plan and related trust, the application for determination, any additional documents dealing with the application that have been submitted to the IRS, and copies of Section 17 of Revenue Procedure 2004-6) is available at the Office of the Employee Benefit Plans Administration Committee, Agway, Inc., 333 Butternut Drive, DeWitt, NY 13214, during the hours of 9 a.m. through 5 p.m. for inspection and copying. (There is a nominal charge for copying and/or mailing.)